UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, Gary Sabin notified CareTrust REIT, Inc. (the “Company”) that he is resigning from the Company’s Board of Directors effective August 1, 2016. Mr. Sabin has accepted a voluntary assignment as a General Authority Seventy, a senior leadership position with The Church of Jesus Christ of Latter-day Saints. The full-time service position will preclude his further board service. Mr. Sabin is not resigning due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On May 16, 2016, the Company issued a press release announcing the resignation of Mr. Sabin as set forth in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer, Treasurer and Secretary